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                                                                      EXHIBIT 21


                            LIST OF SUBSIDIARIES OF
                         CAPSTEAD MORTGAGE CORPORATION


At December 31, 1999 the subsidiaries of Capstead Mortgage Corporation were as follows:


                                                                                                     STATE OF
                                                                                                     DOMICILE
PARENT COMPANY
  SUBSIDIARY

Capstead Mortgage Corporation ("CMC").........................................................       Maryland
   Capstead Advisers, Inc.....................................................................       Nevada
   Capstead Capital Corporation...............................................................       Delaware
   Capstead Select Corporation................................................................       Delaware
   Capstead Securities Corporation I..........................................................       Delaware
   Capstead Securities Corporation II.........................................................       Delaware
   Capstead Securities Corporation III........................................................       Delaware
   Capstead Securities Corporation IV.........................................................       Delaware
   CMC Securities Corporation I...............................................................       Nevada
   CMC Securities Corporation III.............................................................       Delaware
   CMC Securities Corporation IV..............................................................       Delaware
   CMC ARM Securities Corporation.............................................................       Delaware
   Capstead Mortgage Services Corporation.....................................................       Delaware

   Capstead Holdings, Inc.(1).................................................................       Delaware
      Capstead Inc.(2)........................................................................       Delaware
      CMC Securities Corporation II(2)........................................................       Delaware

CMC Investment Partnership(3).................................................................       Texas



(1)      CMC owns all of the issued and outstanding preferred stock.

(2) Capstead Holdings, Inc. owns all the issued and outstanding common stock.

(3)      A general partnership owned by CMC and Capstead Holdings, Inc.